UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 10, 2005

MATRIXX INITIATIVES, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-27646	87-0482806

(Commission File Number)	(IRS Employer Identification No.)

4742 N. 24th Street, Suite 455 Phoenix, Arizona	85016

(Address of Principal Executive Offices)	(Zip Code)

(602) 385-8888

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

     On March 10, 2005, the National Advertising Division (NAD) of the Council of Better Business Bureaus, an investigation arm of the advertising industry’s voluntary self-regulation program, issued a press release announcing the results of a review of Matrixx Initiatives’ advertising claims. The NAD determined, among other things, that Matrixx Initiative’s claims that its product, Zicam® Cold Remedy Nasal Gel, resolves colds 3X (three times) faster when taken at the first sign of a cold, that using the product results in a less severe cold, and the promise that these benefits are clinically proven, were substantiated by competent and reliable scientific evidence. A copy of the press release is attached to this Report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release of the National Advertising Division (NAD) of the Council of Better Business Bureaus (CBBB) dated March 10, 2005 entitled “Matrixx Initiatives Participates In NAD Self-Regulatory Process”

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC. (Registrant)

/s/ William J. Hemelt

William J. Hemelt Executive Vice President, Chief Financial Officer, and Treasurer

Date: March 22, 2005

Exhibit Index

99.1 Press Release of the National Advertising Division (NAD) of the Council of Better Business Bureaus (CBBB) dated March 10, 2005 entitled “Matrixx Initiatives Participates In NAD Self-Regulatory Process”